UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2014

FREEBUTTON, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54009	20-5982715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7040 Avenida Encinas Suite 104-159 Carlsbad, CA	92011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 487-7772

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

GENERAL NOTE

This current report on Form 8-K is being filed by FreeButton, Inc. (“Vanity”) following the completion of the acquisition of A1 Vapors, Inc. (“Propalms”), a Florida corporation formed in April, 2012, pursuant to the terms of a share exchange agreement dated August 14, 2014.

In connection with the closing of the share exchange agreement with A1 Vapors, FreeButton, Inc. experienced a change of control, as two of our existing directors resigned, and new directors who were nominees of A1 Vapors were appointed to the board and former stockholders of A1 Vapors were issued shares that constituted approximately 62% of the issued and outstanding shares of the common stock of FreeButton, Inc. Additionally, as a result of the acquisition, A1 Vapors current management became the  management of FreeButton, Inc. As a result, we have determined to treat the acquisition as a reverse recapitalization for accounting purposes, with A1 Vapors as the acquirer for accounting purposes. As such, the financial information, including the operating and financial results, included in this current report on Form 8-K are that of A1 Vapors rather than that of FreeButton, Inc. prior to the completion of the transactions described herein.

As used in this current report on Form 8-K, the terms “we”, “us” “our” and “A1 Vapors” mean A1 Vapors, Ic. unless otherwise stated.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”) contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; cost of sales; selling, general and administrative expenses; interest expense; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report. You should read this Report and the documents that we reference and filed as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Acquisition of A1 Vapors, Inc., a Florida corporation

As previously reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 27, 2014, we entered into a stock exchange agreement (the “Exchange Agreement”) on May 23, 2014 with A1 Vapors, Inc., a Florida corporation. Under the terms of the agreement, the shareholders of A1 Vapors received 21,000,000 newly-issued shares of FreeButton Common Stock.

The transaction was regarded as a reverse merger whereby A1 Vapors was considered to be the accounting acquirer as its management retained control of the Company after the Share Exchange.

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The foregoing description of the Exchange Agreement is qualified in its entirety by reference to the provisions of the Exchange Agreement filed as Exhibit 2.1 to this Report, which is incorporated by reference herein.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Securities Exchange and Acquisition Agreement between FreeButton, Inc. and A1 Vapors, Inc.

On May 23, 2014, FreeButton , Inc. entered into an Exchange Agreement with A1 Vapors, Inc. to acquire A1 Vapors. The transaction contemplated by the Exchange Agreement were consummated on August 14, 2014 (the “Closing”) and pursuant to the terms of the Exchange Agreement, all outstanding shares of common stock of A1 Vapors, $1.00 par value per share (the “A1 Vapors Shares”) were exchanged for shares of the Company’s common stock, $0.001 par value per share (the “Company Common Stock”). Accordingly, A1 Vapors became a wholly owned subsidiary of the Company.

A condition to the closing of the merger was that the Company shall have received an audit report of A1 Vapors with respect to its two most recently completed fiscal years from an independent accounting firm that is registered with the Public Company Accounting Oversight Board. A1 Vapors received an audit report by Bedinger & Company, dated July 25, 2014. Accordingly, the exchange closed on August 14, 2014. The Company is preparing the Articles of Merger to be filed with the State of Nevada and expects that it will be declared effective shortly.

Issuance and Exchange of Company Shares for A1 Vapors Shares

At Closing, each A1 Vapors Share outstanding immediately prior to the Closing was exchanged for 21,000,000 shares of Company Common stock (the “Company Shares”).

Change in Directors and Officers of the Company

At Closing, the former directors of the Company (“Outgoing Directors”) appointed the Board designees of A1 Vapors to the Company’s Board of Directors (“Incoming Directors”), and the officer designees of A1 Vapors. Identification of our directors and officers, including biographical information on each of them, is included elsewhere in this report.

Aggregate Beneficial Ownership of the Company’s Common Stock After the Transaction

Prior to the Closing, the former A1 Vapors Shareholders owned zero shares of the Company’s capital stock and there were no material relationships between the management of A1 Vapors and the management of the Company. After the Closing, the aggregate beneficial ownership of the Company’s outstanding shares of Common Stock on a fully diluted basis is as follows:

•	The former A1 Vapors Shareholders who exchanged their A1 Vapors Shares in connection with the Acquisition acquired an aggregate ownership of approximately 62% of the issued and outstanding shares of Common Stock of the Company; and
•	Shareholders beneficially owning 100% of the Company’s Common Stock immediately prior to the consummation of the Acquisition were diluted to an aggregate ownership of approximately 38% of the issued and outstanding shares of Common Stock of the Company.

After giving effect to the issuance of the Company Shares, the number of shares of Company Common Stock issued and outstanding is 33,844,260.

Name Change

As soon as practicable the Company will file an Amendment to the Articles of Incorporation requesting the state of Nevada and FINRA to change its name from “FreeButton, Inc.” to the new name “A1 Group, Inc.” All of the company’s filings will reflect this new name when the process is completed with the state and federal agencies.

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General Matters

The securities of FreeButton, Inc. that were issued to the stockholders of A1 Vapors, Inc. upon the closing of the share exchange agreement have not been and will not be registered under the Securities Act of 1933, or under the securities laws of any state in the United States, and were issued in reliance upon an exemption from registration under the Securities Act of 1933. The securities may not be offered or sold in the United States absent registration under the Securities Act of 1933, or an applicable exemption from such registration requirements.

The purposes of the transaction described in the Form 8-K were to complete a share exchange with the result of A1 Vapors becoming a wholly-owned subsidiary. Our business operations will now focus on the business of A1 Vapors in the future and our management will be the management of A1 Vapors.

The foregoing description is a summary of the material terms of the Exchange Agreement and is not intended to modify or supplement any factual disclosures about the Company or A1 Vapors in any public reports filed by the Company with the Commission. The representations, warranties, and covenants contained in the Exchange Agreement were made only for purposes of the Exchange Agreement as of the specified dates set forth therein, were solely for the benefit of the parties to the Exchange Agreement, and are subject to limitations agreed upon by the parties to the Exchange Agreement, including being qualified by confidential disclosure schedules provided by the Company and A1 Vapors in connection with the execution of the Exchange Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Exchange Agreement. Moreover, certain representations and warranties in the Exchange Agreement have been made for the purposes of allocating risk between the parties to the Exchange Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Exchange Agreement may not constitute the actual state of facts about the Company or A1 Vapors. The representations and warranties set forth in the Exchange Agreement may also be subject to a contractual standard of materiality different from the actual state of facts or the actual condition of the Company or A1 Vapors or any of their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Exchange Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Description of Our Company

Corporate Overview and History of FreeButton, Inc.

The Company was incorporated on November 27, 2006 under the laws of the State of Nevada and extra-provincially registered under the laws of the Province of Ontario on February 2, 2007. On September 28, 2012, the Company with a majority of the shareholders and directors changed its name from Secured Window Blinds, Inc. to Freebutton, Inc.

Freebutton, Inc. has ceased the business of offering window blind system products and now intends to operate, through “TheFreeButton.com”, as an instant-win promotion online site where users can click the “Free Button” to instantly win the products offered on the Company’s homepage without entering their email.

Going concern

To date the Company has generated minimal revenues from its business operations and has incurred operating losses since inception of $595,401. As at June 30, 2014, the Company has a working capital deficit of $354,313. The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. As of June 30, 2014 the Company has issued 150,000,000 shares founders shares at $0.0000667 per share for net proceeds of $10,000 to the Company and 9,300,000 shares private placement shares at $0.001666 per share for net proceeds of $15,500 and 100,000 shares private placement shares at $0.025 per share for net proceeds of $25,000 to the Company and 500,000 shares private placement shares at $0.25 per share for net proceeds of $125,000 to the Company and 200,000 shares private placement shares at $0.50 per share for net proceeds to the Company of $50,000. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

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Corporate Overview and History of A1 Vapors

A1 Vapors was incorporated in April 2012 as a Florida corporation. We are an electronic cigarette company with Internet sales and multiple kiosk retail locations in the greater Miami area.

We have not been involved in any bankruptcy, receivership or any similar proceeding, and except for the subject Acquisition set forth herein, have not had or been a party to any material reclassifications, mergers or consolidations since inception.

Change in Control

As a result of the Exchange Agreement, Bruce Storrs and Andy Diaz became the majority shareholders of the Company. Following the closing of the transaction, the Company’s business operations ceased, and succeeded to the business of A1 Vapors, Inc. as our sole line of business.

DESCRIPTION OF BUSINESS

Overview

A1 Vapors was incorporated in the state of Florida on April 25, 2012. A1 Vapors is a product development and marketing company catering to the electronic vapor cigarette and accessories industry. A1 Vapors offers a variety of options to choose from to appeal to all smokers including a diverse selection of devices and flavors. The company currently owns and operates 4 retail locations, its’ ecommerce global website, and distribution licenses with accessory manufacturers.

Electronic Cigarettes

“Electronic cigarettes” or “e-cigarettes” and “vaporizers” are battery-powered products that enable users to inhale nicotine vapor without smoke, tar, ash, or carbon monoxide. Electronic cigarettes look like traditional cigarettes and, regardless of their construction are comprised of three functional components:

•	a mouthpiece, which is a small plastic cartridge that contains a liquid nicotine solution;
•	the heating element that vaporizes the liquid nicotine so that it can be inhaled; and
•	the electronics, which include: a lithium-ion battery, an airflow sensor, a microchip controller and an LED which illuminates to indicate use.

When a user draws air through the electronic cigarette and or vaporizer, the air flow is detected by a sensor, which activates a heating element that vaporizes the solution stored in the mouthpiece/cartridge, the solution is then vaporized and it is this vapor that is inhaled by the user. The cartridge contains either a nicotine solution or a nicotine free solution, either of which may be flavored.

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Our Electronic Cigarettes

We offer disposable electronic cigarettes in multiple sizes, puff counts, styles, flavors and nicotine strengths; rechargeable electronic cigarettes that use replaceable cartridges (also known as “atomizers or cartomizers”); and rechargeable vaporizers for use with either electronic cigarette solution (“e-liquid”) or dry herbs or leaf.

-	Disposable electronic cigarettes feature a one-piece construction that houses all the components and is utilized until the nicotine or nicotine free solution is depleted.

-	Rechargeable electronic cigarettes feature a rechargeable battery and replaceable cartridge (also known as a “atomizer or cartomizer”). The atomizers or cartomizers are changed when the solution is depleted from use.

-	Vaporizers feature a tank or chamber, a heating element and a battery. The vaporizer user fills the tank with e-liquid or the chamber with dry herb or leaf. The vaporizer battery can be recharged and the tank and chamber can be refilled.

Our Electronic cigarette solution and flavors

The electronic cigarette solution or e-liquid, is the chemical means through which electronic cigarettes and vaporizers, respectively, deliver nicotine, simulate the taste of tobacco and/or other flavors in addition to emulating the act of smoking by means of the electronic cigarettes “smoke like” discharge of vapor. We offer the electronic cigarette solutions, in different flavors and various nicotine strengths, in replaceable cartridges for our rechargeable e-cigarettes and in bottles for use in our vaporizers.

Our electronic cigarette solution and e-liquid is primarily made up of propylene glycol. Propylene glycol is a small hydroxy-substituted hydrocarbon with the chemical formula C3H8O2. Propylene glycol is on the list of chemicals that the FDA generally regards as safe. It is used in foods, pharmaceuticals, cosmetics and tobacco products.

We have begun developing a portfolio of flavor profiles for our array of electronic cigarette models and brands. Our management believes that our flavor profiles will serve to differentiate our products from other electronic cigarette brands. Our management intends to create brand recognition and loyalty based on the flavor profiles we develop and market. Moreover, in addition to serving to establish brand identity for our products based on taste, our management intends to manage the quality of our products and position us to comply with any government regulations and good manufacturing practices that may be issued for electronic cigarette products in the future. Also, by developing proprietary formulas, our management believes that we will be able to better control our supply chain and combat any future attempts to counterfeit our products. We cannot provide any assurance that we will be able to realize these goals.

Products

We have established arrangements with certain third party manufacturers, Kanger and Aspire, to re-brand, or “white-label” most of the products that we sell, which are manufactured by Kanger and Aspire, with the A1 Vapors logo. In addition, we sell major known brands such as Cloupor.

Manufacturing

We have no manufacturing capabilities and do not intend to develop any manufacturing capabilities. We depend on third party manufacturers for our electronic cigarettes, vaporizers and accessories. Any interruption in supply and or consistency of our products may harm our relationships and reputation with customers, and have a materially adverse effect on our business, results of operations and financial condition. In order to minimize the risk of supply interruption, we currently utilize several third party manufacturers to manufacture our products to our specifications.

Business Strategy

Our plan is to become a leading retailer of electronic cigarette and vapor related products in the North American market. We intend to accomplish that objective through competing on price and quality, expanding our presence at physical locations, expanding distribution points and expanding our online presence.

The brands that we select to sell in addition to the A1 Vapors, white-label brand, are selected based on their general popularity with our target consumer base. We believe that this strategy will enable us to continue to offer “best-in-class” products which have the potential to increase our sales the most, while avoiding risk of product development and manufacturing. Our ability to negotiate reasonable pricing with these manufacturers is also a contributing factor to selection.

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We believe our relationships with the manufacturers and brands we have selected to white-label are good. However, we do not have any exclusive or “preferred” relationships with them, and failure to maintain these relationships and our ability to white-label their products could negatively impact the sales of our A1 Vapors line of products.

We currently sell our products at four retail locations in Florida, online and through local smoke shops. On occasion, we have also made sales to other international retailers on a wholesale basis.

In addition to increasing sales through new locations, online and distribution, we intend to introduce new products to the market.

We currently sell a starter kit called the A1 Titan Kit, which retails at $79, consisting of a 900 mah battery with a charger, glass tank, bottle of e-liquid, lanyard and zipper carrying case. We plan to design a modified version of this product, at a reduced price point for the wholesale, distributor channel.

We believe there is a significant opportunity to introduce a variety of batteries which have had early success in the market which possess added features popular with more experienced consumers. We will continue to seek out and identify new products to introduce to our consumer base which we believe will increase our revenue per customer and generate greater repeat sales and overall sales volume.

We will also introduce new flavors to our line of e-liquid to provide consumers with a greater selection.

Customers

We cater to two types of consumers, cigarette smokers and hookah smokers from the ages of 18 through senior citizens.

Competition

Competition in the electronic cigarette industry is intense. We compete with other sellers of electronic cigarettes and hookahs, big tobacco companies, through their electronic cigarettes business segments; the nature of our competitors is varied as the market is highly fragmented and the barriers to entry into the business are low. Our direct competitors sell products that are substantially similar to ours and through the same channels through which we sell our electronic cigarette products. We compete with these direct competitors for sales through distributors, wholesalers and retailers, including but not limited to national chain stores, tobacco shops, gas stations, travel stores, shopping mall kiosks, in addition to direct to public sales through the internet, mail order and telesales.

As a general matter, we have access to and market and sell the similar electronic cigarettes as our competitors and we sell our products at substantially similar prices as our competitors; accordingly, the key competitive factors for our success is the quality of service we offer our customers, the scope and effectiveness of our marketing efforts, including media advertising campaigns and, increasingly, the ability to identify and develop new sources of customers.

We also compete against “big tobacco”, U.S. cigarette manufacturers of both conventional tobacco cigarettes and electronic cigarettes like Altria Group, Inc., Lorillard, Inc. and Reynolds American, Inc. We compete against “big tobacco” who offers not only conventional tobacco cigarettes and electronic cigarettes but also smokeless tobacco products such as “snus” (a form of moist ground smokeless tobacco that is usually sold in sachet form that resembles small tea bags), chewing tobacco and snuff. “Big tobacco” has nearly limitless resources, global distribution networks in place and a customer base that is fiercely loyal to their brands. Furthermore, we believe that “big tobacco” will devote more attention and resources to developing and offering electronic cigarettes as the market for electronic cigarettes grows. Because of their well-established sales and distribution channels, marketing expertise and significant resources, “big tobacco” is better positioned than small competitors like us to capture a larger share of the electronic cigarette market.

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We intend to compete on price and quality. We believe that our retail-focused strategy and white-labeling high quality products will insulate us from R&D and manufacturing risk, allowing us to focus working with best-in-class products.

Marketing, Sales and Distribution

To this point, our marketing and sales efforts have been limited. As our cash-flow permits, we will increase our advertising effort through direct television marketing, on the Internet, through trade magazine ads and through point of sale materials and displays at retail locations. We will also attempt to build brand awareness through innovative social marketing activities, price promotions, in-store and on-premise promotions, public relations and trade show participation.

We intend to expand our physical retail locations on a geographical basis, adding more stores in areas that are proximate to our existing stores. We believe this strategy will enable us to create a stronger presence in our core market and maximize our brand awareness in the region. We intend to increase our online marketing budget and more proactively market our website store to drive online sales.

We have not historically focused on the wholesale market, and the sales which we have made to other retailers has been inconsistent. We intend to start focusing on this opportunity by developing a retail package specifically for the distributor sales channel. We are in product development with respect to this effort and in discussions with prospective channel partners with the goal of testing our product in their stores.

Intellectual Property

We do not currently own any domestic or foreign patents relating to electronic cigarettes.

Facilities

Our primary place of business is located at 2034 SW 13st, Homestead, FL 33035. We do not currently have a lease payment or obligation for this location. We anticipate that we will relocate our corporate office within the next twelve months to accommodate planned growth.

Employees

As of August 14, 2014, the Company has 4 full-time employees.

Governmental Regulations

Based on the December 2010 U.S. Court of Appeals for the D.C. Circuit’s decision in Sottera, Inc. v. Food & Drug Administration, 627 F.3d 891 (D.C. Cir. 2010), the United States Food and Drug Administration (the “FDA”) is permitted to regulate electronic cigarettes as “tobacco products” under the Family Smoking Prevention and Tobacco Control Act of 2009 (the “Tobacco Control Act”).

Under this Court decision, the FDA is not permitted to regulate electronic cigarettes as “drugs” or “devices” or a “combination product” under the Federal Food, Drug and Cosmetic Act unless they are marketed for therapeutic purposes.

Because we do not market our electronic cigarettes for therapeutic purposes, our electronic cigarettes are subject to being classified as “tobacco products” under the Tobacco Control Act. The Tobacco Control Act grants the FDA broad authority over the manufacture, sale, marketing and packaging of tobacco products, although the FDA is prohibited from issuing regulations banning all cigarettes or all smokeless tobacco products, or requiring the reduction of nicotine yields of a tobacco product to zero.

The Tobacco Control Act also requires establishment, within the FDA’s new Center for Tobacco Products, of a Tobacco Products Scientific Advisory Committee to provide advice, information and recommendations with respect to the safety, dependence or health issues related to tobacco products.

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The Tobacco Control Act imposes significant new restrictions on the advertising and promotion of tobacco products. For example, the law requires the FDA to finalize certain portions of regulations previously adopted by the FDA in 1996 (which were struck down by the Supreme Court in 2000 as beyond the FDA’s authority). As written, these regulations would significantly limit the ability of manufacturers, distributors and retailers to advertise and promote tobacco products, by, for example, restricting the use of color, graphics and sound effects in advertising, limiting the use of outdoor advertising, restricting the sale and distribution of non-tobacco items and services, gifts, and sponsorship of events and imposing restrictions on the use for cigarette or smokeless tobacco products of trade or brand names that are used for non-tobacco products. The law also requires the FDA to issue future regulations regarding the promotion and marketing of tobacco products sold or distributed over the internet, by mail order or through other non-face-to-face transactions in order to prevent the sale of tobacco products to minors.

It is likely that the Tobacco Control Act could result in a decrease in tobacco product sales in the United States, including sales of our electronic cigarettes.

While the FDA has not yet mandated electronic cigarettes be regulated as tobacco products, during 2012, the FDA indicated that it intends to regulate electronic cigarettes under the Tobacco Control Act through the issuance of deeming regulations that would include electronic cigarettes under the definition of a “tobacco product” under the Tobacco Control Act subject to the FDA’s jurisdiction. The FDA initially announced that it would issue proposed deeming regulations by April 2013 and then extended the deadline to October 31, 2013. As of the date of this report, the FDA had not taken such action.

The application of the Tobacco Control Act to electronic cigarettes could impose, among other things, restrictions on the content of nicotine in electronic cigarettes, the advertising, marketing and sale of electronic cigarettes, the use of certain flavorings and the introduction of new products. We cannot predict the scope of such regulations or the impact they may have on our company specifically or the electronic cigarette industry generally, though if enacted, they could have a material adverse effect on our business, results of operations and financial condition.

In this regard, total compliance and related costs are not possible to predict and depend substantially on the future requirements imposed by the FDA under the Tobacco Control Act. Costs, however, could be substantial and could have a material adverse effect on our business, results of operations and financial condition. In addition, failure to comply with the Tobacco Control Act and with FDA regulatory requirements could result in significant financial penalties and could have a material adverse effect on our business, financial condition and results of operations and ability to market and sell our products. At present, we are not able to predict whether the Tobacco Control Act will impact us to a greater degree than competitors in the industry, thus affecting our competitive position.

State and local governments currently legislate and regulate tobacco products, including what is considered a tobacco product, how tobacco taxes are calculated and collected, to whom and by whom tobacco products can be sold and where tobacco products may or may not be smoked. Certain states and cities have enacted laws which preclude the use of electronic cigarettes where traditional tobacco burning cigarettes cannot be used and others have proposed legislation that would categorize electronic cigarettes as tobacco products, equivalent to their tobacco burning counterparts. If the use of electronic cigarettes is banned anywhere the use of traditional tobacco burning cigarettes is banned, electronic cigarettes may lose their appeal as an alternative to cigarettes; which may have the effect of reducing the demand for our products and as a result have a material adverse effect on our business, results of operations and financial condition.

At present, neither the Prevent All Cigarette Trafficking Act (which prohibits the use of the U.S. Postal Service to mail most tobacco products and which amends the Jenkins Act, which would require individuals and businesses that make interstate sales of cigarettes or smokeless tobacco to comply with state tax laws) nor the Federal Cigarette Labeling and Advertising Act (which governs how cigarettes can be advertised and marketed) apply to electronic cigarettes. The application of either or both of these federal laws to electronic cigarettes would have a material adverse effect on our business, results of operations and financial condition.

The Tobacco industry expects significant regulatory developments to take place over the next few years, driven principally by the World Health Organization’s Framework Convention on Tobacco Control (“FCTC”). The FCTC is the first international public health treaty on tobacco, and its objective is to establish a global agenda for tobacco regulation with the purpose of reducing initiation of tobacco use and encouraging cessation. Regulatory initiatives that have been proposed, introduced or enacted include:

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•	The levying of substantial and increasing tax and duty charges;
•	Restrictions or bans on advertising, marketing and sponsorship;
•	The display of larger health warnings, graphic health warnings and other labeling requirements;
•	Restrictions on a packaging design, including the use of colors and generic packaging;
•	Restrictions on bans on the display of tobacco product packaging at the point of sale, and restrictions or bans on cigarette vending machines;
•	Restrictions regarding testing, disclosure and performance standards for tar, nicotine, carbon monoxide and other smoke constituent levels;
•	Requirements regarding testing, disclosure and use of tobacco product ingredients;
•	Increased restrictions on smoking in public and work places and, in some instances in private places and outdoors
•	Elimination of duty free allowances for travelers; and
•	Encouraging litigation against tobacco companies.

If electronic cigarettes are subject to one or more significant regulatory initiates enacted under the FCTC, our business, results of operations and financial condition could be materially and adversely affected.

Available Information

Reports we file pursuant to the Exchange Act of 1934, as amended (the "Exchange Act"), including annual, quarterly and current reports and other information with the Commission and our filings are available to the public over the Internet at the Commission's website at http://www.sec.gov. The public may read and copy any materials filed by us with the Commission at the Public Reference Room at 100 F Street NE, Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 800-732-0330. You may obtain further information about our Company at our website: www.corindus.com.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included IN or referred to in this Report, before purchasing shares of our Common Stock. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. The risks described below are not the only ones we will face. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the price of our Common Stock could decline and investors in our Common Stock could lose all or part of their investment.

Risks Relating to Our Business

We have incurred losses in the past and cannot assure you that we will achieve or maintain profitable operations.

We have a history of operating losses and may not achieve or sustain profitability. We cannot guarantee that we will become profitable. Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may be unable to sustain or increase profitability and our failure to do so would adversely affect the Company’s business, including our ability to raise additional funds.

In the event we experience liquidity and capital resources constraints because of operating losses, greater than anticipated sales growth or otherwise, we may need to raise additional capital in the form of equity and/or debt financing. If such additional capital is not available on terms acceptable to us or at all then we may need to curtail our operations and/or take additional measures to conserve and manage our liquidity and capital resources, any of which would have a material adverse effect on our business, results of operations and financial condition.

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We face intense competition. If we do not continue to innovate and provide products that are appealing to consumers, we may not remain competitive, and our revenues and operating results could be adversely affected.

Our business is rapidly evolving and intensely competitive, and is subject to changing technology, shifting user needs, and frequent introductions of new products. We have many competitors and the barriers to entry in this industry are relatively low, therefore, it is easy for other companies to enter this industry. Our current and potential competitors range from large and established companies to emerging start-ups. Established companies have longer operating histories and more established relationships with customers and users, and they can use their experience and resources in ways that could affect our competitive position, including by making acquisitions, investing aggressively in research and development, aggressively initiating intellectual property claims (whether or not meritorious) and competing aggressively for advertisers and websites. Emerging start-ups may be able to innovate and provide products and services faster than we can.

Our senior management’s limited experience managing a publicly traded company may divert management’s attention from operations and harm our business.

Our senior management team has no experience managing a publicly traded company and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis.  Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

Our business depends substantially on the continuing efforts of our senior management and other key personnel, and our business may be severely disrupted if we lost their services.

Our future success heavily depends on the continued service of our senior management and other key employees. If one or more of our senior executives are unable or unwilling to continue to work for us in their present positions, we may have to spend a considerable amount of time and resources searching, recruiting, and integrating the replacements into our operations, which would substantially divert management’s attention from our business and severely disrupt our business. This may also adversely affect our ability to execute our business strategy. Moreover, if any of our senior executives joins a competitor or forms a competing company, we may lose customers, suppliers, know-how, and key employees and sales people within the network marketing system.

The Company’s Management will have broad discretion to change the Company’s business plan.

In order to respond to market changes, the Company’s management may from time to time make changes to the business of the Company without notice to or prior approval from the shareholders. There are certain risks associated with such changes. As a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions or business combinations that could have a material adverse effect on the Company’s business, results of operations and financial condition.

We may be unable to attract and retain qualified, experienced, highly skilled personnel, which could adversely affect the implementation of our business plan.

Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel. As we become a more mature company in the future, we may find recruiting and retention efforts more challenging. If we do not succeed in attracting, hiring and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively. The loss of any key employee, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industries could harm our business.

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Our products may infringe the intellectual property rights of third parties, and third parties may infringe our proprietary rights, either of which may result in lawsuits, distraction of management and the impairment of our business.

As the number of patents, copyrights, trademarks and other intellectual property rights in our industry increases, products based on our technology may increasingly become the subject of infringement claims.  Third parties could assert infringement claims against us in the future. Infringement claims with or without merit could be time consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements.  Royalty or licensing agreements, if required, might not be available on terms acceptable to us, or at all.  We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights.  Litigation to determine the validity of any claims, whether or not the litigation is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel from productive tasks.  If there is an adverse ruling against us in any litigation, we may be required to pay substantial damages, discontinue the use and sale of infringing products, and expend significant resources to develop non-infringing technology or obtain licenses to infringing technology. Our failure to develop or license a substitute technology could prevent us from selling our products.

We will incur increased costs as a result of being a public company.

We will face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, including the requirements of Section 404, as well as new rules and regulations subsequently implemented by the SEC, the Public Company Accounting Oversight Board (the “PCAOB”), impose additional reporting and other obligations on public companies. We expect that compliance with these public company requirements will increase our costs and make some activities more time-consuming. A number of those requirements will require us to carry out activities we have not done previously.  For example, we will adopt new internal controls and disclosure controls and procedures. In addition, we will incur additional expenses associated with our SEC reporting requirements. Furthermore, if we identify any issues in complying with those requirements (for example, if we or our accountants identify a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect us, our reputation or investor perceptions of us. We also expect that it will be difficult and expensive to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on the Company’s board of directors or as executive officers. Advocacy efforts by stockholders and third parties may also prompt even more changes in corporate governance and reporting requirements. We expect that the additional reporting and other obligations imposed on us by these rules and regulations will increase our legal and financial compliance costs and administrative fees significantly. These increased costs will require us to divert a significant amount of money that we could otherwise use to expand our business and achieve our strategic objectives.

A recent United States Federal Court decision permits the United States Food and Drug Administration to regulate electronic cigarettes as “tobacco products” under the Family Smoking Prevention and Tobacco Control Act of 2009 and the United States Food and Drug Administration has indicated that it intends to do so.

Based on the December 2010 U.S. Court of Appeals for the D.C. Circuit’s decision in Sottera, Inc. v. Food & Drug Administration, 627 F.3d 891 (D.C. Cir. 2010), the United States Food and Drug Administration (the “FDA”) is permitted to regulate electronic cigarettes as “tobacco products” under the Family Smoking Prevention and Tobacco Control Act of 2009 (the “Tobacco Control Act”).

Under this Court decision, the FDA is not permitted to regulate electronic cigarettes as “drugs” or “devices” or a “combination product” under the Federal Food, Drug and Cosmetic Act unless they are marketed for therapeutic purposes.

Because we do not market our electronic cigarettes for therapeutic purposes, our electronic cigarettes are subject to being classified as “tobacco products” under the Tobacco Control Act. The Tobacco Control Act grants the FDA broad authority over the manufacture, sale, marketing and packaging of tobacco products, although the FDA is prohibited from issuing regulations banning all cigarettes or all smokeless tobacco products, or requiring the reduction of nicotine yields of a tobacco product to zero. Among other measures, the Tobacco Control Act (under various deadlines):

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•	increases the number of health warnings required on cigarette and smokeless tobacco products, increases the size of warnings on packaging and in advertising, requires the FDA to develop graphic warnings for cigarette packages, and grants the FDA authority to require new warnings;
•	requires practically all tobacco product advertising to eliminate color and imagery and instead consist solely of black text on white background;
•	imposes new restrictions on the sale and distribution of tobacco products, including significant new restrictions on tobacco product advertising and promotion as well as the use of brand and trade names;
•	bans the use of “light,” “mild,” “low” or similar descriptors on tobacco products;
•	gives the FDA the authority to impose tobacco product standards that are appropriate for the protection of the public health (by, for example, requiring reduction or elimination of the use of particular constituents or components, requiring product testing, or addressing other aspects of tobacco product construction, constituents, properties or labeling);
•	requires manufacturers to obtain FDA review and authorization for the marketing of certain new or modified tobacco products;
•	requires pre-market approval by the FDA for tobacco products represented (through labels, labeling, advertising, or other means) as presenting a lower risk of harm or tobacco-related disease;
•	requires manufacturers to report ingredients and harmful constituents and requires the FDA to disclose certain constituent information to the public;
•	mandates that manufacturers test and report on ingredients and constituents identified by the FDA as requiring such testing to protect the public health, and allows the FDA to require the disclosure of testing results to the public;
•	requires manufacturers to submit to the FDA certain information regarding the health, toxicological, behavioral or physiologic effects of tobacco products;
•	prohibits use of tobacco containing a pesticide chemical residue at a level greater than allowed under federal law;
•	requires the FDA to establish “good manufacturing practices” to be followed at tobacco manufacturing facilities;
•	requires tobacco product manufacturers (and certain other entities) to register with the FDA; and
•	grants the FDA the regulatory authority to impose broad additional restrictions.

The Tobacco Control Act also requires establishment, within the FDA’s new Center for Tobacco Products, of a Tobacco Products Scientific Advisory Committee to provide advice, information and recommendations with respect to the safety, dependence or health issues related to tobacco products.

As indicated above, the Tobacco Control Act imposes significant new restrictions on the advertising and promotion of tobacco products. For example, the law requires the FDA to finalize certain portions of regulations previously adopted by the FDA in 1996 (which were struck down by the Supreme Court in 2000 as beyond the FDA’s authority). As written, these regulations would significantly limit the ability of manufacturers, distributors and retailers to advertise and promote tobacco products, by, for example, restricting the use of color, graphics and sound effects in advertising, limiting the use of outdoor advertising, restricting the sale and distribution of non-tobacco items and services, gifts, and sponsorship of events and imposing restrictions on the use for cigarette or smokeless tobacco products of trade or brand names that are used for non-tobacco products. The law also requires the FDA to issue future regulations regarding the promotion and marketing of tobacco products sold or distributed over the internet, by mail order or through other non-face-to-face transactions in order to prevent the sale of tobacco products to minors.

It is likely that the Tobacco Control Act could result in a decrease in tobacco product sales in the United States, including sales of our electronic cigarettes.

While the FDA has not yet mandated electronic cigarettes be regulated as tobacco products, during 2012, the FDA indicated that it intends to regulate electronic cigarettes under the Tobacco Control Act through the issuance of deeming regulations that would include electronic cigarettes under the definition of a “tobacco product” under the Tobacco Control Act subject to the FDA’s jurisdiction. The FDA initially announced that it would issue proposed deeming regulations by April 2013 and then extended the deadline to October 31, 2013. As of the date of this report, the FDA had not taken such action.

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The application of the Tobacco Control Act to electronic cigarettes could impose, among other things, restrictions on the content of nicotine in electronic cigarettes, the advertising, marketing and sale of electronic cigarettes, the use of certain flavorings and the introduction of new products. We cannot predict the scope of such regulations or the impact they may have on our company specifically or the electronic cigarette industry generally, though if enacted, they could have a material adverse effect on our business, results of operations and financial condition.

In this regard, total compliance and related costs are not possible to predict and depend substantially on the future requirements imposed by the FDA under the Tobacco Control Act. Costs, however, could be substantial and could have a material adverse effect on our business, results of operations and financial condition. In addition, failure to comply with the Tobacco Control Act and with FDA regulatory requirements could result in significant financial penalties and could have a material adverse effect on our business, financial condition and results of operations and ability to market and sell our products. At present, we are not able to predict whether the Tobacco Control Act will impact us to a greater degree than competitors in the industry, thus affecting our competitive position.

For a description of risks related to other government regulations, please see “Risks Related to Government Regulation” in this Section.

The recent development of electronic cigarettes has not allowed the medical profession to study the long-term health effects of electronic cigarette use.

Because electronic cigarettes were recently developed the medical profession has not had a sufficient period of time to study the long-term health effects of electronic cigarette use. Currently, therefore, there is no way of knowing whether or not electronic cigarettes are safe for their intended use. If the medical profession were to determine conclusively that electronic cigarette usage poses long-term health risks, electronic cigarette usage could decline, which could have a material adverse effect on our business, results of operations and financial condition.

Our business, results of operations and financial condition could be adversely affected if we are taxed like other tobacco products or if we are required to collect and remit sales tax on certain of our internet sales.

Presently the sale of electronic cigarettes is not subject to federal, state and local excise taxes like the sale of conventional cigarettes or other tobacco products, all of which have faced significant increases in the amount of taxes collected on their sales. Should federal, state and local governments and or other taxing authorities impose excise taxes similar to those levied against conventional cigarettes and tobacco products on our products, it may have a material adverse effect on the demand for our products, as consumers may be unwilling to pay the increased costs for our products.

We may be unable to establish the systems and processes needed to track and submit the excise and sales taxes we collect through Internet sales, which would limit our ability to market our products through our websites which would have a material adverse effect on our business, results of operations and financial condition. States such as New York, Hawaii, Rhode Island and North Carolina have begun collecting sales taxes on Internet sales where companies have used independent contractors in those states to solicit sales from residents of that state. The requirement to collect, track and remit sales taxes based on independent affiliate sales may require us to increase our prices, which may affect demand for our products or conversely reduce our net profit margin, either of which would have a material adverse effect on our business, results of operations and financial condition.

The market for electronic cigarettes is a niche market, subject to a great deal of uncertainty and is still evolving.

Electronic cigarettes, having recently been introduced to market, are at an early stage of development, represent a niche market and are evolving rapidly and are characterized by an increasing number of market entrants. Our future sales and any future profits are substantially dependent upon the widespread acceptance and use of electronic cigarettes. Rapid growth in the use of, and interest in, electronic cigarettes is recent, and may not continue on a lasting basis. The demand and market acceptance for these products is subject to a high level of uncertainty. Therefore, we are subject to all of the business risks associated with a new enterprise in a niche market, including risks of unforeseen capital requirements, failure of widespread market acceptance of electronic cigarettes, in general or, specifically our products, failure to establish business relationships and competitive disadvantages as against larger and more established competitors.

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We face intense competition and our failure to compete effectively could have a material adverse effect on our business, results of operations and financial condition.

Competition in the electronic cigarette industry is intense. We compete with other sellers of electronic cigarettes, big tobacco companies, through their electronic cigarettes business segments; the nature of our competitors is varied as the market is highly fragmented and the barriers to entry into the business are low.

We compete primarily on the basis of product quality, brand recognition, brand loyalty, service, marketing, advertising and price. We are subject to highly competitive conditions in all aspects of our business. The competitive environment and our competitive position can be significantly influenced by weak economic conditions, erosion of consumer confidence, competitors’ introduction of low-priced products or innovative products, cigarette excise taxes, higher absolute prices and larger gaps between price categories, and product regulation that diminishes the ability to differentiate tobacco products.

In addition to other retailers, our principal competitors are “big tobacco”, U.S. cigarette manufacturers of both conventional tobacco cigarettes and electronic cigarettes. We compete against “big tobacco” who offers not only conventional tobacco cigarettes and electronic cigarettes but also smokeless tobacco products such as “snus” (a form of moist ground smokeless tobacco that is usually sold in sachet form that resembles small tea bags), chewing tobacco and snuff. Furthermore, we believe that “big tobacco” will devote more attention and resources to developing and offering electronic cigarettes as the market for electronic cigarettes grows. Because of their well-established sales and distribution channels, marketing expertise and significant resources, “big tobacco” is better positioned than small competitors like us to capture a larger share of the electronic cigarette market. We also compete against numerous other smaller manufacturers or importers of cigarettes. There can be no assurance that we will be able to compete successfully against any of our competitors, some of whom have far greater resources, capital, experience, market penetration, sales and distribution channels than us. If our major competitors were, for example, to significantly increase the level of price discounts offered to consumers, we could respond by offering price discounts, which could have a materially adverse effect on our business, results of operations and financial condition.

Sales of conventional tobacco cigarettes have been declining, which could have a material adverse effect on our business.

The overall U.S. market for conventional tobacco cigarettes has generally been declining in terms of volume of sales, as a result of restrictions on advertising and promotions, funding of smoking prevention campaigns, increases in regulation and excise taxes, a decline in the social acceptability of smoking, and other factors, and such sales are expected to continue to decline. Recently, a national drug store chain announced that it would cease selling tobacco products by October 1, 2014. If other national drug store chains also decide to cease selling tobacco products, cigarette sales could decline further. While the sales of electronic cigarettes have been increasing over the last several years, the electronic cigarette market is only developing and is a fraction of the size of the conventional tobacco cigarette market. A continual decline in cigarette sales may adversely affect the growth of the electronic cigarette market, which could have a material adverse effect on our business, results of operations and financial condition.

Electronic cigarettes face intense media attention and public pressure.

Electronic cigarettes are new to the marketplace and since their introduction certain members of the media, politicians, government regulators and advocate groups, including independent medical physicians have called for an outright ban of all electronic cigarettes, pending regulatory review and a demonstration of safety. A partial or outright ban would have a material adverse effect on our business, results of operations and financial condition.

We may experience product liability claims in our business, which could adversely affect our business.

The tobacco industry in general has historically been subject to frequent product liability claims. As a result, we may experience product liability claims from the marketing and sale of electronic cigarettes. Any product liability claim brought against us, with or without merit, could result in:

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•	liabilities that substantially exceed our product liability insurance which we would then be required to pay from other sources, if available;
•	an increase of our product liability insurance rates or the inability to maintain insurance coverage in the future on acceptable terms, or at all;
•	damage to our reputation and the reputation of our products, resulting in lower sales;
•	regulatory investigations that could require costly recalls or product modifications;
•	litigation costs; and
•	the diversion of management’s attention from managing our business.

Any one or more of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

If we experience product recalls, we may incur significant and unexpected costs and our business reputation could be adversely affected.

We may be exposed to product recalls and adverse public relations if our products are alleged to cause illness or injury, or if we are alleged to have violated governmental regulations. A product recall could result in substantial and unexpected expenditures that could exceed our product recall insurance coverage limits and harm to our reputation, which could have a material adverse effect on our business, results of operations and financial condition. In addition, a product recall may require significant management time and attention and may adversely impact on the value of our brands. Product recalls may lead to greater scrutiny by federal or state regulatory agencies and increased litigation, which could have a material adverse effect on our business, results of operations and financial condition.

Product exchanges, returns and warranty claims may adversely affect our business.

If we are unable to maintain an acceptable degree of quality control of our products we will incur costs associated with the exchange and return of our products as well as servicing our customers for warranty claims. Any of the foregoing on a significant scale may have a material adverse effect on our business, results of operations and financial condition.

Adverse economic conditions may adversely affect the demand for our products.

Electronic cigarettes are new to market and may be regarded by users as a novelty item and expendable as such demand for our products may be extra sensitive to economic conditions. When economic conditions are prosperous, discretionary spending typically increases; conversely, when economic conditions are unfavorable, discretionary spending often declines.

Any significant decline in economic conditions that affects consumer spending could have a material adverse effect on our business, results of operations and financial condition.

Our success is dependent upon our marketing efforts.

We intend to undertake extensive marketing activities to promote brand awareness and our portfolio of products. If we are unable to generate significant market awareness for our products and our brands at the consumer level or unable to capitalize on significant marketing, advertising or promotional campaigns we undertake, our business, financial condition and results of operations could be adversely affected.

We may not be able to adapt to trends in our industry.

We may not be able to adapt as the electronic cigarette industry and customer demand evolves, whether attributable to regulatory constraints or requirements, a lack of financial resources or our failure to respond in a timely and/or effective manner to new technologies, customer preferences, changing market conditions or new developments in our industry. Any of the failures to adapt for the reasons cited herein or otherwise could make our products obsolete and would have a material adverse effect on our business, financial condition and results of operations.

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We depend on third party manufacturers for our products.

We depend on third party manufacturers for our electronic cigarettes, vaporizers and accessories. Our customers associate certain characteristics of our products including the weight, feel, draw, unique flavor, packaging and other attributes of our products to the brands we market, distribute and sell. Any interruption in supply and/or consistency of our products may adversely impact our ability to deliver our products to our wholesalers, distributors and customers and otherwise harm our relationships and reputation with customers, and have a materially adverse effect on our business, results of operations and financial condition.

Although we believe that several alternative sources for the components, chemical constituents and manufacturing services necessary for the production of our products are available, any failure to obtain any of the foregoing would have a material adverse effect on our business, results of operations and financial condition.

We rely on Chinese manufacturers to produce our products.

Our manufacturers are based in China. Certain Chinese factories and the products they export have recently been the source of safety concerns and recalls, which is generally attributed to lax regulatory, quality control and safety standards. Should Chinese factories continue to draw public criticism for exporting unsafe products, whether those products relate to our products or not we may be adversely affected by the stigma associated with Chinese production, which could have a material adverse effect on our business, results of operations and financial condition.

We may be unable to promote and maintain our brand.

We believe that establishing and maintaining the A1 Vapors brand identity of our products is a critical aspect of attracting and expanding a large customer base. Promotion and enhancement of our brand will depend largely on our success in continuing to provide high quality products. If our customers and end users do not perceive our products to be of high quality, or if we introduce new products or enter into new business ventures that are not favorably received by our customers and end users, we will risk diluting our brand identities and decreasing their attractiveness to existing and potential customers.

Moreover, in order to attract and retain customers and to promote and maintain our brand equity in response to competitive pressures, we may have to increase substantially our financial commitment to creating and maintaining a distinct brand loyalty among our customers. If we incur significant expenses in an attempt to promote and maintain our brand, our business, results of operations and financial condition could be adversely affected.

We expect that new products and/or brands we develop will expose us to risks that may be difficult to identify until such products and/or brands are commercially available.

We are currently developing, and in the future will continue to develop, new products and brands, the risks of which will be difficult to ascertain until these products and/or brands are commercially available. For example, we are developing new formulations, packaging and distribution channels. Any negative events or results that may arise as we develop new products or brands may adversely affect our business, financial condition and results of operations.

If we are unable to manage our anticipated future growth, our business and results of operations could suffer materially.

Our business has grown rapidly during our limited operating history. Our future operating results depend to a large extent on our ability to successfully manage our anticipated growth. To manage our anticipated growth, we believe we must effectively, among other things:

•	hire, train, and manage additional employees;
•	expand our marketing and distribution capabilities;
•	increase our product development activities;
•	add additional qualified finance and accounting personnel; and
•	implement and improve our administrative, financial and operational systems, procedures and controls.

We are increasing our investment in marketing and distribution channels and other functions to grow our business. We are likely to incur the costs associated with these increased investments earlier than some of the anticipated benefits and the return on these investments, if any, may be lower, may develop more slowly than we expect or may not materialize.

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If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities or develop new products, and we may fail to satisfy product requirements, maintain product quality, execute our business plan or respond to competitive pressures, any of which could have a material adverse effect on our business, results of operations and financial condition.

We face competition from foreign importers who do not comply with government regulation.

We face competition from foreign sellers of electronic cigarettes that may illegally ship their products into the United States for direct delivery to customers. These market participants will not have the added cost and expense of complying with U.S. regulations and taxes and as a result will be able to offer their product at a more competitive price than us and potentially capture market share. Moreover, should we be unable to sell certain of our products during any regulatory approval process we have no assurances that we will be able to recapture those customers that we lost to our foreign domiciled competitors during any “blackout” periods, during which we are not permitted to sell our products. This competitive disadvantage may have a material adverse effect on our business, results of operations and our financial condition.

Internet security poses a risk to our e-commerce sales.

At present we generate a portion of our sales through e-commerce sales on our websites. We manage our websites and e-commerce platform internally and as a result any compromise of our security or misappropriation of proprietary information could have a material adverse effect on our business, financial condition and results of operations. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure Internet transmission of confidential information, such as credit and other proprietary information. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments may result in a compromise or breach of the technology used by us to protect client transaction data. Anyone who is able to circumvent our security measures could misappropriate proprietary information or cause material interruptions in our operations. We may be required to expend significant capital and other resources to protect against security breaches or to minimize problems caused by security breaches. To the extent that our activities or the activities of others involve the storage and transmission of proprietary information, security breaches could damage our reputation and expose us to a risk of loss and/or litigation. Our security measures may not prevent security breaches. Our failure to prevent these security breaches may result in consumer distrust and may adversely affect our business, results of operations and financial condition.

Risks Related to Government Regulation

Changes in laws, regulations and other requirements could adversely affect our business, results of operations or financial condition.

In addition to the anticipated regulation of our business by the FDA, our business, results of operations or financial condition could be adversely affected by new or future legal requirements imposed by legislative or regulatory initiatives, including, but not limited to, those relating to health care, public health and welfare and environmental matters. For example, in recent years, states and many local and municipal governments and agencies, as well as private businesses, have adopted legislation, regulations or policies which prohibit, restrict, or discourage smoking; smoking in public buildings and facilities, stores, restaurants and bars; and smoking on airline flights and in the workplace. Furthermore, some states prohibit and others are considering prohibiting the sales of electronic cigarettes to minors. Other similar laws and regulations are currently under consideration and may be enacted by state and local governments in the future. At present, it is not clear if electronic cigarettes, which omit no smoke or noxious odors, are subject to such restrictions. If electronic cigarettes are subject to restrictions on smoking in public and other places, our business, operating results and financial condition could be materially and adversely affected. New legislation or regulations may result in increased costs directly for our compliance or indirectly to the extent such requirements increase the prices of goods and services because of increased costs or reduced availability. We cannot predict whether such legislative or regulatory initiatives will result in significant changes to existing laws and regulations and/or whether any changes in such laws or regulations will have a material adverse effect on our business, results of operations or financial condition.

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Restrictions on the public use of electronic cigarettes may reduce the attractiveness and demand for our electronic cigarettes.

Certain states, cities, businesses, providers of transportation and public venues in the U.S. have already banned the use of electronic cigarettes, while others are considering banning the use of electronic cigarettes. If the use of electronic cigarettes is banned anywhere the use of traditional tobacco burning cigarettes is banned, electronic cigarettes may lose their appeal as an alternative to traditional tobacco burning cigarettes, which may reduce the demand for our products and, thus, have a material adverse effect on our business, results of operations and financial condition.

Limitation by states on sales of electronic cigarettes may have a material adverse effect on our ability to sell our products.

If one or more states from which we generate or anticipate generating significant sales bring actions to prevent us from selling our products unless we obtain certain licenses, approvals or permits and if we are not able to obtain the necessary licenses, approvals or permits for financial reasons or otherwise and/or any such license, approval or permit is determined to be overly burdensome to us then we may be required to cease sales and distribution of our products to those states, which would have a material adverse effect on our business, results of operations and financial condition.

The application of the Prevent All Cigarette Trafficking Act and/or the Federal Cigarette Labeling and Advertising Act to electronic cigarettes would have a material adverse affect on our business.

At present, neither the Prevent All Cigarette Trafficking Act (which prohibits the use of the U.S. Postal Service to mail most tobacco products and which amends the Jenkins Act, which would require individuals and businesses that make interstate sales of cigarettes or smokeless tobacco to comply with state tax laws) nor the Federal Cigarette Labeling and Advertising Act (which governs how cigarettes can be advertised and marketed) apply to electronic cigarettes. The application of either or both of these federal laws to electronic cigarettes could result in additional expenses, could prohibit us from selling products through the internet and require us to change our advertising and labeling and method of marketing our products, any of which would have a material adverse effect on our business, results of operations and financial condition.

We may face the same governmental actions aimed at conventional cigarettes and other tobacco products.

Tobacco industry expects significant regulatory developments to take place over the next few years, driven principally by the World Health Organization’s Framework Convention on Tobacco Control (“FCTC”). The FCTC is the first international public health treaty on tobacco, and its objective is to establish a global agenda for tobacco regulation with the purpose of reducing initiation of tobacco use and encouraging cessation. Regulatory initiatives that have been proposed, introduced or enacted include:

•	the levying of substantial and increasing tax and duty charges;
•	restrictions or bans on advertising, marketing and sponsorship;
•	the display of larger health warnings, graphic health warnings and other labeling requirements;
•	restrictions on packaging design, including the use of colors and generic packaging;
•	restrictions or bans on the display of tobacco product packaging at the point of sale, and restrictions or bans on cigarette vending machines;
•	requirements regarding testing, disclosure and performance standards for tar, nicotine, carbon monoxide and other smoke constituents levels;
•	requirements regarding testing, disclosure and use of tobacco product ingredients;
•	increased restrictions on smoking in public and work places and, in some instances, in private places and outdoors;
•	elimination of duty free allowances for travelers; and
•	encouraging litigation against tobacco companies.

If electronic cigarettes are subject to one or more significant regulatory initiates enacted under the FCTC, our business, results of operations and financial condition could be materially and adversely affected.

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Risks Relating to Our Common Stock

Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger” with a shell company. Although the shell company did not have recent or past operations or assets and we performed a due diligence review of the shell company, there can be no assurance that we will not be exposed to undisclosed liabilities resulting from the prior operations of the shell company. Securities analysts of major brokerage firms and securities institutions may also not provide coverage of us because there were no broker-dealers who sold our stock in a public offering that would be incentivized to follow or recommend the purchase of our common stock. The absence of such research coverage could limit investor interest in our common stock, resulting in decreased liquidity.  No assurance can be given that established brokerage firms will, in the future, want to cover our securities or conduct any secondary offerings or other financings on our behalf.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	additions or departures of key personnel;
•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market for our common stock;
•	sales of our common stock;
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory developments;
•	economic and other external factors; and
•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common stock.

We may not pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Our common stock is quoted on the OTCQB and OTCBB which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTCQB and OTCBB, which is a significantly more limited trading market than the New York Stock Exchange or The NASDAQ Stock Market.  The quotation of the Company’s shares on the OTCQB and OTCBB may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

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There is limited liquidity on the OTCQB and OTCBB which may result in stock price volatility and inaccurate quote information.

When fewer shares of a security are being traded on the OTCQB and OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information.  Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one’s orders for shares of our common stock being executed, and current prices may differ significantly from the price one was quoted at the time of one’s order entry.

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock.  In addition, our business strategy may include expansion through internal growth, by acquiring subscribers email lists, or by establishing strategic relationships with targeted customers and vendor.  In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership.  We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.

Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings.

Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our common stock and could make it more difficult for us to raise funds in the future through a public offering of our securities.

Our common stock is thinly traded, so you may be unable to sell at or near asking prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Currently, the Company’s common stock is quoted in the OTCQB and OTCBB and future trading volume may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTCQB and OTCBB stocks and certain major brokerage firms restrict their brokers from recommending OTCQB OTCBB stocks because they are considered speculative, volatile and thinly traded.  The OTC market is an inter-dealer market much less regulated than the major exchanges and our common stock is subject to abuses, volatility and shorting.  Thus, there is currently no broadly followed and established trading market for the Company’s common stock.  An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

The trading volume of our common stock has been and may continue to be limited and sporadic.  As a result of such trading activity, the quoted price for the Company’s common stock on the OTCQB and OTCBB may not necessarily be a reliable indicator of its fair market value.  Further, if we cease to be quoted, holders would find it more difficult to dispose of our common stock or to obtain accurate quotations as to the market value of the Company’s common stock and as a result, the market value of our common stock likely would decline.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting the Company’s competitors or the Company itself. In addition, the OTCQB and OTCBB is subject to extreme price and volume fluctuations in general.  This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements attached hereto pursuant to Item 9.01 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report.  See “Forward-Looking Statements.” Our actual results may differ materially.

Overview

On August 14, 2014, the Closing Date of the Exchange Agreement, the Company acquired 100% of A1 Vapors in exchange for the issuance of shares of the Company’s Common Stock. Upon consummation of the Exchange Agreement, A1 Vapors is a wholly-owned subsidiary of the Company. The sold business of the Company is the business of A1 Vapors.

The separate financial statements of the Company and the Management’s Discussion and Analysis and Plan of Operation with respect to the Company financial statements are contained in the Quarterly Report on Form 10-Q filed with the Commission on August 14, 2014, which filing, financial statements and exhibits are incorporated herein by reference.

Out Company’s primary business is that of our subsidiary, A1 Vapors. A1 Vapors is a product development and marketing company catering to the electronic vapor cigarette and accessories industry. A1 Vapors offers a variety of options to choose from to appeal to all smokers including a diverse selection of devices and flavors. The company currently owns and operates 4 retail locations, its’ ecommerce global website, and distribution licenses with accessory manufacturers.

A1 Vapors participates directly in the highly competitive and fragmented e-cigarette market, but also faces competition from tobacco companies. Electronic cigarettes are relatively new products and the Company is continually working to introduce its products and brands to customers. The Company believes increased investment in marketing and advertising programs is critical to increasing product and brand awareness and that sales of its innovative and differentiated products are enhanced by knowledgeable salespersons who can convey the value and benefits electronic cigarettes have to offer over traditional tobacco burning cigarettes.

The Company’s business strategy leverages its ability to identify and work with high-quality manufacturers, establish white-label agreements for the sale of these third-party manufactured products under the A1 Vapors brand, and to bring those brands to market through its multiple distribution channels. The Company sells its products through its online stores, kiosks and to various distributors.

This section refers to A1 Vapors. The following discussion and analysis provides information which A1 Vapors believes to be relevant to an assessment and understanding of its results of operations and financial condition. This discussion should be read together with A1 Vapors' financial statements and the notes to the financial statements for the years ended December 31, 2012 and 2013, and six months ended June 30, 2014 and 2013, which are included as exhibits hereto and are incorporated herein by reference. The reported results will not necessarily reflect future results of operations or financial condition.

Critical Accounting Policies and Estimates

Our significant accounting policies are presented in our notes to financial statements for the period ended December 31, 2013 and fiscal year 2012, filed as Exhibit 99.1 to this Form 8-K. The significant accounting policies that are most critical and aid in fully understanding and evaluating the reported financial results include the following:

The Company prepares its financial statements in conformity with GAAP. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with our board of directors; however, actual results could differ from those estimates.

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We issue restricted stock to consultants for various services. Cost for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete.

Revenue Recognition

Revenue is recognized only when persuasive evidence of an arrangement exists, the fee is fixed or determinable, the product or service has been delivered, and collectability of the resulting receivable is probable. Revenue is recognized at the point of sale for in-person purchases and upon shipping for Internet sales.

Accounts Receivable

Accounts receivable are reported for outstanding credit sales posted subsequent to year-end and does not contain any allowance for doubtful accounts.

Results of Six Months Ended June 30, 2014 compared to June 30, 2013

	Six Months Ended June 30,
(In Thousands)	2013	2014
	(unaudited)
Revenue	$89,001	$146,081
Cost of revenue	56,885	51,125
Gross profit (loss)	32,117	94,955

Operating expenses:
Selling, general and administrative	38,617	67,752
Total operating expenses	38,617	67,752

Operating profit (loss)	(6,501)	27,204

Other income (expenses)	–	–

Net income (loss)	$(6,501)	$27,204
Net income (loss) attributable to common stockholders	$–	$–

Revenues for the six months ended June 30, 2014 and 2013 were $146,081 and $89,001, respectively, an increase of approximately 57,080. The increase in sales is primarily attributable to increased sales and marketing efforts and the expansion of kiosk locations. We have experienced interest in retail demand for our electronic cigarette products. We expect, with increased sales and marketing efforts that consumer sales demand will continue to grow.

Cost of goods sold for six months ended June 30, 2014 and 2013 was $56,885 and $51,125, respectively. The decrease in cost of goods sold on a year-over-year basis, was due to more favorable purchasing arrangements with our suppliers. Our gross margins for the six months ended June 2014 were 65%, compared to 43% for the same period last year.

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Selling, general and administrative expenses for the six months ended June 30, 2014 and 3013 were $67,752 and $38,617, respectively. The increase in primarily attributable to increased operating costs as the company responded to increase sales and product demand.

Net income was $27,204 for the six months ended June 30, 2014, compared to a net loss of $6,500 for the same period last year. This increase is primarily attributable to increased sales and gross profit.

Results of Operations for the Year Ended December 31, 2013 Compared to the Year Ended December 31, 2012

	Year Ended December 31	Nine Months Ended December 31
(In Thousands)	2013	2012
	(audited)
Revenue	$207,836	$8,659
Cost of revenue	$99,953	$21,223
Gross profit (loss)	$107,883	$(12,564)

Operating expenses:
Sellng, general and adminsitrative	$81,056	$12,136
Total operating expenses	$81,056	$12,136

Operating profit (loss)	$26,827	$(24,700)

Other income (expenses)	$–	$–

Net income (loss)	$26,827	$(24,700)

Revenues for the years December 31, 2013 and 2012 were $207,836 and $8,659, respectively, and increase of $199,177. The increase in sales is primarily attributable to increased sales and marketing efforts and the expansion of kiosk locations, as well as the fact that the 2012 results were based on a shorter reporting period due to the fact that our operations commenced in late April, 2012. We have experienced interest in retail demand for our electronic cigarette products. We expect, with increased sales and marketing efforts that consumer sales demand will continue to grow.

Cost of goods sold for the years ended December 31, 2013 and 2012 was $99,953 and $21,223, respectively, an increase of $78,730. The increase is primarily due to the increase in sales volume. Our gross margins increased to approximately 52% from negative gross margins for the same period.

Selling, general and administrative expenses for the years ended December 31, 2013 and 2012 were $81,056 and $12,126, an increase of $68,930. The increase is primarily attributed to an increase in professional and consulting fees associated with the Company’s operations, and sales and marketing efforts.

Net income was $26,827 for the year ended December 31, 2013 compared to a net loss of $24,700 for the year ended December 31, 2012. This increase is primarily attributable to increased sales.

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Liquidity and Capital Resources

Cash requirements for, but not limited to, working capital, capital expenditures and debt repayments have been funded from cash balances on hand and loans from officers.

At June 30, 2014, we had cash and cash equivalents of 4,988 as compared to $3,856 as of December 31, 2013.

The cash flow used in operating activities increased to $26,821 for the six months ended June 30, 2014 compared to $(5,704.77) for the six months ended June 30, 2013.

The cash flow from financing activities was $(27,305) for the six months ended June 30, 2014 compared to 6,953.96for the six months ended June 30, 2013.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to attain a satisfactory level of profitability and obtain suitable and adequate financing. There can be no assurance that management's plan will be successful.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Effects of Inflation

During the periods for which financial information is presented for Corindus, Corindus does not believe that its business and operations were materially affected by inflation.

Recently Issued Accounting Standards

Management does not believe that any recently issued accounting standards have a material effect on the accompanying consolidated financial statements.

Section 107 of the JOBS Act provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. However, we are choosing to "opt out" of such extended transition period and, as a result, we will comply with such new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of the date hereof for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group.  A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days as of the date hereof.  For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the Closing Date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

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Unless otherwise specified, the address of each of the persons set forth below is in care of FreeButton, Inc. [INSERT ADDRESS].

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Executive Officers and Directors
Bruce Storr	Common Stock	10,500,000	31.0%
Andy Diaz	Common Stock	10,500,000	31.0%
James Lynch	Common Stock	300,000	0.9%
Dallas Steinberger	Common Stock	300,000	0.9%
Directors and executive officers as a group (4 persons)	Common Stock	21,600,000	64%

(1)	Based on 33,844,260 shares issued and outstanding as of September 14, 2014.

DIRECTORS AND EXECUTIVE OFFICERS

Effective upon the closing of the Exchange, Bruce Storrs, Andy Diaz, Moses Lopez and Michele Evangelista were appointed to our Board of Directors.  In addition, our Board of Directors appointed Bruce Storrs to serve as our Chairman, effective immediately upon the closing of the Exhange. Moreover, Bruce Storrs and Andy Diaz were appointed as Chief Executive Officer and Chief Operating Officer, respectively.

The following sets forth information about our directors and executive officers as of the date of this Report and following the closing of the Share Exchange:

Name	Age	Position
Bruce Storrs	55	Chairman and CEO
Andy Diaz	45	COO and Director
Moses Lopez	23	Director
Michele Evangelista	50	Director

Bruce Storrs. Mr. Storrs was appointed Chief Executive Officer of the Company effective as of the Closing. Mr. Storrs founded Advanced Scientific in 1985, which focused on selling medical, hospital and pharmaceutical supplies to medical centers and military hospital and was sold in 1994. Between 1994 and 2002, he started 2 additional companies, Cyprus Resources and Capital Health, which were subsequently sold. Since 2002 he worked a consultant and investor to companies in the Health & Wellness industry as well as founding Better Bodies by Chemistry, which manufactures and distributes vitamins and supplements. He is also co-founder of Pacific Rim Distributors, a retail and wholesale company selling and distributing medical, health and beauty products. In December, 2012, Mr. Storrs invested in A1 Vapors and joined as an advisor to the company, and subsequently appointed as CEO to the Company in June, 2014. Mr. Storrs holds a BSBM with Wilmington National University and has attended San Diego State University.

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Andy Diaz. Mr. Diaz was appointed as Chief Operating Officer of the Company as of the Closing. In 2005, Mr. Diaz founded A1A Sod, Sand & Soil, Inc., growing the business from 1 to 25 employees and winning contracts with the City of Miami and the state of Florida, generating in excess of $2 million for 2013. In 2012, Mr. Diaz co-founded A1 Vapors, opening its first retail location in Doral, Florida, and expanding to two additional retail locations, in addition to online operations.

Moses Lopez. Mr. Lopez will serve as Director of the Company. Since 2002, Mr. Lopez has served in a senior sales capacity at V2 Cigs. In 2012, Mr. Lopez co-founded A1 Vapors, and was instrumental in the initial quality control and research activities as well as establishing the Company’s online operations. Mr. Lopez graduated from Ferguson High School.

Michele Evangelista. Michele Evangelista will serve as Director of the Company. Since 2012 Ms. Evangelista has served as a Medical Sales rep for Advanced Scientific Supply. Ms. Evangelista holds a B.S. from Iona College.

Term of Office

The Company’s proposed directors will be appointed for a one-year term to hold officer until the next annual general meeting of the Company’s shareholders or until removed from office in accordance with the Company’s Bylaws (“Bylaws”) and the provisions of the Nevada Revised Statutes. The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or are removed in accordance with the Company’s Bylaws and provisions of eh Nevada Revised Statutes.

The Company’s incoming officers will be appointed by the Company’s Board of Directors and will hold office until removed by the Board of Directors in accordance with the Company’s Bylaws and the provisions of the Nevada Revised Statutes.

Family Relationships

Except as disclosed below, there are no family relationships among any of our officers or directors.

Our Chief Executive Officer and Chairman, Bruce Storrs, was married to Michele Evangelista, a director.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment,
•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Code of Ethics

The Company has not currently adopted a code of ethics.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following sets forth information with respect to the compensation awarded or paid to executive officers of A1 Vapors for each of the fiscal years ended December 31, 2013 and 2012. The following chart includes the dollar value of base salaries, bonus awards, if any, whether paid or deferred.

Summary Compensation of Named Executive Officers

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Bruce Storrs	2013	–	–	–	–	-	-
President, Chief Executive Officer, Secretary(1)	2012	–	–	–	–	-	-
Andy Diaz	2013	–	–	–	–	-	-
Chief Operating Officer, Vice President and Treasurer(2)	2012	–	–	–	–	-	-
(1)	Mr. Storrs received was not employed by A1 Vapors in 2013 and 2012 and received no salary, bonus or award compensation.
(2)	Mr. Diaz served as the sole officer of A1 Vapors in 2013 and 2012, and received no salary, bonus or award compensation.

Outstanding Equity Awards at Fiscal Year-End Table

At December 31, 2013, FreeButton had no outstanding equity awards. At December 31, 2013, A1 Vapors had no outstanding equity awards. At the date of closing, there are no outstanding equity awards or options issued.

Employment Agreements

On August 14, 2014, the Company entered into an employment agreement with Bruce Storrs, the Company’s Chief Executive Officer, to perform the services and duties that are normally and customarily associated with this position as well as other associated duties as our Board reasonably determine (the “Storrs Agreement”). The effective date of the Carmichael Agreement is August 18, 2014 and has a two (2) year term. The Storrs Agreement calls for an initial base salary of $42,000 payable in monthly installments in accordance with the Company’s usual practice. The Storrs Agreement also calls for a signing bonus of $10,000 payable within 15 days of the effective date of the employment agreement, and participation in an additional bonus plan to be determined by the Company’s board of directors.

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On August 14, 2014, the Company entered into an employment agreement with Andy Diaz, the Company’s Chief Operating Officer, to perform the services and duties that are normally and customarily associated with this position as well as other associated duties as our Board reasonably determine (the “Diaz Agreement”). The effective date of the Carmichael Agreement is August 18, 2014 and has a two (2) year term. The Diaz Agreement calls for an initial base salary of $42,000 payable in monthly installments in accordance with the Company’s usual practice. The Storrs Agreement also calls for participation in an additional bonus plan to be determined by the Company’s board of directors

The foregoing descriptions of the terms of the Storrs Agreement and the Diaz Agreement do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements filed as Exhibits 10.1 and 10.2, respectively and are incorporated by reference herein.

Non-Disclosure, Confidentiality, Assignment and Non-Competition Agreements

Every officer, director and employee of the Company is required to sign a Non-Disclosure, Confidentiality, Assignment and Non-Competition Agreement (the "Agreement") upon hiring. The Agreement contains standard clauses regarding the confidentiality and non-disclosure of Company information and requires the return of all confidential Company information upon termination. The employees also agree that any inventions are to be assigned to the Company as its sole property. For a period of twelve months after termination, employees commit (i) to not compete with the Company, (ii) to not convert or attempt to convert the Company's customers and prospective customers, (iii) to not directly or indirectly hire or recruit the Company's employees or consultants and (iv) to notify the Company of any change of address and subsequent employment.

Compensation of Directors

It is our current policy that our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending each board of directors meeting or meeting of a committee of the board of directors.

Board Committees

We do not have an audit, nominating or compensation committee. We intend, however, to establish an audit committee and a compensation committee of our Board in the future following the Share Exchange. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and our system of internal controls. The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and are required to furnish us with copies of these reports. Based solely on our review of the reports filed with the SEC, we believe that all persons subject to Section 16(a) of the Exchange Act timely filed all required reports in 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Except as noted below, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or will be a party in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years; and in which any director, executive officer, other stockholders of more than 5% of the Company’s Common Stock or any member of their immediate family had or will have a direct or indirect material interest.

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Andy Diaz, the Company’s Chief Operating Officer, advanced funds to A1 Vapors of $31,186 and $24,954 for the years ended December 31, 2013 and December 31, 2012, respectively.

LEGAL PROCEEDINGS

From time to time we may be involved in claims that arise during the ordinary course of business. Although the results of litigation and claims cannot be predicted with certainty, we do not currently have any pending litigation to which we are a party or to which our property is subject that we believe to be material. Regardless of the outcome, litigation can be costly and time consuming, as it can divert management's attention from important business matters and initiatives, negatively impacting our overall operations. In addition, we may also find ourselves at greater risk to outside party claims as we increase our operations in jurisdictions where the laws with respect to the potential liability of online retailers are uncertain, unfavorable, or unclear.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Market information

FreeButton’s Common Stock is quoted on the OTC Bulletin Board and OTCQB under the symbol “FBTN”. The following table reflects the high and low bid prices, for the periods indicated, for FreeButton’s Common Stock. The bid prices were obtained from the OTC Markets.

Quarterly period	Low		High
Fiscal year ended December 31, 2013
First Quarter		$0.30		$0.66
Second Quarter		$0.42		$0.69
Third Quarter		$0.51		$0.89
Fourth Quarter		$0.61		$0.89

Fiscal Year Ended December 31, 2012
First Quarter	$	**	$	**
Second Quarter	$	**	$	**
Third Quarter		$0.40		$0.44
Fourth Quarter		$0.41		$0.64

The quotations of the closing prices reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

On September 26, 2012, the Company’s Board of Directors (the “Board”) approved a 15-to-1 forward split of the Company’s issued and outstanding shares (the “Forward Split”). We received approval of the Forward Split from FINRA on September 24, 2012 and the Forward Split was announced on September 25, 2012.

**The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Record Holders

Following the closing of the merger, as of August 14, 2013, there were approximately 35 registered holders of record of the Company’s Common Stock. This does not reflect the number of persons or entities who held stock in nominee or street name through various brokerage firms

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Dividends

The Company has not paid any cash dividends to date, and has no intention of paying any cash dividends on the Common Stock in the foreseeable future. The declaration and payment of dividends is subject to the discretion of the Company’s Board of Directors and to certain limitations imposed under Nevada law. The timing, amount and form of dividends, if any, will depend upon, among other things, the Company’s results of operations, financial condition, cash requirements, and other factors deemed relevant by the Board of Directors. The Company intends to retain any future earnings for use in its business. The Company has never paid dividends on its Common Stock.

EQUITY COMPENSATION PLAN INFORMATION

Prior to consummation of the Closing, A1 Vapors had not adopted any equity compensation plan. The following table summarizes the securities authorized for issuance under FreeButton, Inc. equity compensation plans as of December 31, 2013.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by shareholders (1)	7,000	$–	3,493,000
Equity compensation plans not approved by shareholders	–	$–	–
Total	7,000	$–	3,493,000

(1) 7,000 shares of restricted stock were issued to three consultants in exchange for services pursuant to the Company’s 2013 Equity Incentive Award Plan. There are no options, warrants or other rights outstanding.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this Report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

We have authorized 75,000,000 shares of capital stock, par value $0.001 per share, of which 200,000,000 are shares of common stock.

Common Stock Issued and Outstanding

As of the date of this Report, after giving effect to the Share Exchange, we have issued and outstanding securities:

•	33,844,260 shares of common stock;

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Common Stock

The holders of our common stock are entitled to one vote per share. Our Articles of Incorporation do not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Dividend Policy

We do not anticipate or contemplate paying cash dividends on our common stock in the foreseeable future. We currently intend to use all available funds to develop our business.  We can give no assurances that we will ever have excess funds available to pay dividends.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the shareholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

Transfer Agent

The transfer agent for our common stock is TranShare Corporation located at 4626 S. Broadway, Englewood CO 80113. The telephone number is 303-662-1112.

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FINANCIAL STATEMENTS

See information contained in Item 9.01 below.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Securities Issued Pursuant to Exchange Agreement

Pursuant to the Exchange Agreement, on August 14, 2014, we issued 21,000,000 shares of our Common Stock to A1 Vapors Shareholders, in exchange for 100% of the outstanding shares of A1 Vapors. Such securities were not registered under the Securities Act of 1933.

In April, 2012 A1 Vapors issued 500 shares of common stock to the founders for no consideration.

Exemptions from Registration

The issuance of the Company Common Stock in conjunction with the Acquisition was exempt from registration under Section 4(2) of the Securities Act as not involving any public offering.

The issuance of the A1 Vapors Founder’s Shares stock issued at inception was exempt from registration under Section 4(2) of the Securities Act as not involving any public offering.

ITEM 4.01 CHANGES IN ACCOUNTANTS

FreeButton’s recently solicited proposals from several accounting firms to serve as our registered independent accounting firm for the year ending December 31, 2014. As a result of this process, on June 9, 2014, we engaged Bedinger & Company and dismissed PLS CPA as our independent registered public accounting firm, effective immediately. These changes were approved by the Board of Directors.

During the two most recent fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through June 9, 2014, preceding the engagement of Bedinger & Company as our independent registered public accounting firm, neither we nor anyone acting on our behalf consulted Bedinger & Company regarding any of the matters referred to in Item 304(a)(2) of Regulation S-K.

During the two most recent fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through June 9, 2014, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with PLS CPA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to PLS CPA’s satisfaction, would have caused PLS CPA to make reference in connection with its opinion to the subject matter of the disagreement. In addition, during our two most recent fiscal years ended December 31, 2013 and 2012 and the subsequent interim period through June 9, 2014, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

During the Registrant’s two most recent fiscal years and the subsequent period through June 9, 2014, there were no “disagreements” (within the meaning of Item 304(a)(1)(ii) of Regulation S-K) with PLS CPA on any matter or accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PLS CPA, would have caused it to make reference to the subject matter of the disagreements in its reports on the financial statements of the Registrant.

The report of PLS CPA on the Registrant's financial statements for the fiscal year ended December 31, 2013 and December 31, 2012 raised substantial doubt about the Registrant's ability to continue as a going concern, noting that Registrant has not established an ongoing source of revenues sufficient to cover Registrant's operating costs.

The audit reports of PLS CPA on our financial statements as of and for the fiscal years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit, scope or accounting principles.

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A1 Vapors intends to change its accountants to the independent accounting firm used by FreeButton, Inc.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

The information regarding the Company's change of control in connection with the Acquisition set forth in Item 2.01, "Completion of Acquisition or Disposition of Assets -- Securities Exchange and Acquisition Agreement between FreeButton Inc. and A1 Vapors, Inc." is incorporated herein by reference.

At Closing of the Acquisition, the Company issued 21,000,00 shares of its Common Stock to the former A1 Vapors Shareholders in exchange for 100% of their ownership of A1 Vapors. Prior to the subject Acquisition, the A1 Vapors shareholders owned no shares of the Company.

After giving effect to the issuance of the Company Shares the number of shares of Company Common Stock issued and outstanding is 33,844,260, of which the A1 Vapors shareholders own approximately 62%.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY AGREEMENTS OF CERTAIN OFFICERS.

Change in the Directors Serving on our Board

After the Closing of the Exchange, the Company accepted the resignation of James Lynch and Dallas Steinberger, its former directors, and the below-listed individuals were elected to serve on the Company’s Board of Directors. The resignation of the former directors was not in connection with any known disagreement with us on any matter. The Company's new Board of Directors then elected Bruce Storrs as its Chairman.

Name	Age	Position
Bruce Storrs	55	Chairman
Andy Diaz	45	Director
Moses Lopez	23	Director
Michele Evangelista	50	Director

For certain biographical and other information regarding the directors above , see the disclosure under “Item 2.01—Directors and Executive Officers” of this Report, which disclosure is incorporated herein by reference.

Change in Officers

After the Closing of the Exchange, the former officers resigned and the following individuals were named as executive officers of the Company:

Name	Age	Position
Bruce Storrs	55	Chief Executive Officer
Andy Diaz	45	Chief Operating Officer

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), A1 Vapor’s audited financial statements for years ended December 31, 2013 and December 31, 2012 and Six Months Ended June 30, 2014 are filed in this Current Report on Form 8-K as Exhibit 99.1 and 99.2.

(b)          Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

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(c)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, Dated May 23, 2014 by and among FreeButton, Inc. and A1 Vapors, Inc.(1)
2.2	Certificate of Merger for State of Florida*
2.3	Articles of Merger for State of Nevada*
3.1	Articles of Incorporation(2)
3.2	Bylaws(3)
10.1	Storrs Employment Agreement*
10.2	Diaz Employment Agreement*
99.1	A1 Vapors Audited Financial Statements for the fiscal years Ended December 31, 2013 and 2012*
99.2	A1 Vapors Unaudited Financial Statements for the quarters ended June 30, 2014 and 2013*

*Filed herewith

(1) Incorporated herein by reference to Exhibit 10.1 filed with our Current Report on Form 8-K filed May 27, 2014.

(2) Incorporated herein by reference to Exhibit 3.1 filed with our Registration Statement on Form S-1 filed on May 5, 2008.

(3) Incorporated herein by reference to Exhibit 3.2 filed with our Registration Statement on Form S-1filed on May 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2014	FREEBUTTON, INC.

	By:	/s/ Bruce Storrs
Bruce Storrs, Chief Executive Officer

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